SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-12

                             CH ENERGY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

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


                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879



                                                                   March 1, 2002

To the Holders of Common Stock:

     I am pleased to invite you to the Annual Meeting of Shareholders of CH Energy Group, Inc.

     The Annual Meeting of Shareholders will be held at the Corporation's office in Poughkeepsie, NY on Tuesday, April 23, 2002 at 10:30 AM. A Notice of the Annual Meeting and Proxy Statement are attached.

     We request that you sign, date and mail the enclosed proxy card promptly. Prompt return of your voted proxy will reduce the cost of further mailings. As an alternative to returning your proxy card, you can also vote your shares by calling the toll-free number on your proxy card or voting through the Internet at the Web site also identified on your proxy card. Both methods of voting are available 24 hours a day, seven days a week. Internet voting will be accessible until 12:01 AM on April 16, 2002. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     The response from our shareholders in the past has been outstanding, and this year we are once again looking forward to receiving your proxy.

     You are cordially invited to attend the Annual Meeting in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.



                                         Paul J. Ganci
                                         CHAIRMAN OF THE BOARD
                                         AND CHIEF EXECUTIVE OFFICER

                              CH ENERGY GROUP, INC.

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of the CH Energy Group, Inc. will be held:

TIME ................... 10:30 AM, on Tuesday, April 23, 2002

PLACE .................. Office of the Corporation
                         284 South Avenue
                         Poughkeepsie, NY 12601

ITEMS OF BUSINESS ...... (1) To elect one (1) Director whose term expires in
                         2004 and two(2) Directors whose terms expire in 2005

                         (2) To take action upon any other matters that may properly come before the Meeting

RECORD DATE ............ Holders of Record of Common Shares on the close of business March 1, 2002 are entitled to vote at the Meeting.

ANNUAL REPORT .......... The Annual Report to Shareholders, as combined with the
                         Corporation's Form 10-K Annual Report to the Securities and Exchange Commission, is enclosed.

PROXY VOTING ........... It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE AND RETURN PROMPTLY the enclosed proxy card in the postage-paid envelope furnished for that purpose. As an alternative to returning your proxy card, you can also vote your shares by calling the toll-free number on your proxy card or voting through the Internet at the Web site identified also on your proxy card. Both Internet and telephone voting are available 24 hours a day, seven days a week. Internet voting will be accessible until 12:01 AM on April 16, 2002. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                                             By Order of the Board of Directors,



                                                                GLADYS L. COOPER
                                                             CORPORATE SECRETARY


March 1, 2002

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROXY STATEMENT ............................................................. 1

PROPOSAL--ELECTION OF DIRECTORS ............................................. 3

BOARD OF DIRECTORS AND COMMITTEES ........................................... 5

REPORT OF THE COMPENSATION AND
SUCCESSION COMMITTEE ........................................................ 7

EXECUTIVE COMPENSATION ...................................................... 9

REPORT OF THE AUDIT COMMITTEE ...............................................13

PERFORMANCE GRAPH ...........................................................14

                                 PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors of the Corporation for use in connection with the Annual Meeting of Shareholders to be held on April 23, 2002. This proxy statement and enclosed proxy are being sent to shareholders on or about March 1, 2002. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, NY 12601-4879.

     The Corporation is the holding company parent of Central Hudson Gas & Electric Corporation ("Central Hudson") and Central Hudson Energy Services, Inc. ("CH Services"), and their respective subsidiaries.


SHAREHOLDERS ENTITLED TO VOTE

     The record of shareholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on March 1, 2002. At that date, there were 16,362,087 shares of Common Stock ($.10 par value) of the Corporation ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.


PROXIES


HOW YOU CAN VOTE

     Shareholders  of record can give a proxy to be voted at the meeting  either
(i) over the telephone by calling the toll-free number identified on the proxy card, (ii) electronically, using the Internet or (iii) by mailing in the enclosed proxy card. Shareholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

     The telephone and Internet voting procedures have been set up for shareholder convenience and have been designed to authenticate shareholder identity, to allow shareholders to give voting instructions and to confirm that those instructions have been recorded properly. If shareholders of record would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If shareholders wish to vote using a paper format and return their signed proxy before the Annual Meeting, their shares will be voted as directed.

     Whether shareholders choose to vote by telephone, over the Internet or by mail, they can specify whether their shares should be voted for the nominees for Director (Proposal on the proxy card).

     IF SHAREHOLDERS DO NOT SPECIFY ON THEIR PROXY CARD (OR WHEN GIVING THEIR PROXY BY TELEPHONE OR OVER THE INTERNET) HOW THEY WANT TO VOTE THEIR SHARES, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY FORM TO VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH UNDER "PROPOSAL - ELECTION OF DIRECTORS" HEREIN. ABSTENTIONS AND BROKER NON-VOTES ARE VOTED NEITHER "FOR" NOR "AGAINST" AND HAVE NO EFFECT ON THE VOTE BUT ARE COUNTED IN THE DETERMINATION OF A QUORUM.

REVOCATION OF PROXIES

     Shareholders can revoke their proxy at any time before it is exercised in any of three (3) ways:

     (1)  by submitting written notice of revocation to the Corporate Secretary;

     (2) by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

     (3)  by voting in person at the meeting.

COST OF PROXY SOLICITATION

     The cost of preparing, printing and mailing the notice of meeting, proxy statement, proxy and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D.F. King & Co., Inc. of New York, NY, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $7,000, plus reasonable out-of-pocket expenses.

SHAREHOLDER COMMUNICATIONS

     Highlights of the 2002 Annual Meeting will be included on the Corporation's Web site (www.chenergygroup.com) and in the Corporation's August 1, 2002 Report to Shareholders.

     Shareholders' comments related to any aspect of the Corporation's business are welcome. Space for comments is provided on the proxy card given to shareholders of record. Other shareholders may submit comments to the
Corporation in care of the Corporate Secretary. Although comments are not answered on an individual basis, they do assist the Directors and Management in addressing the needs of shareholders.

SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the Corporation's 2003 proxy materials, shareholder proposals must be received by the Corporation by October 31, 2002. In addition, the Corporation's By-Laws provide that shareholders intending to nominate a director or bring any other proper business before an annual shareholder meeting must furnish timely written notice concerning, among other things, the business to be brought before the meeting and the shareholder making the proposal. In order to be timely for the 2003 Annual Meeting of the Corporation, a shareholder entitled to vote at that meeting must deliver written notice to the Corporate Secretary between January 25, 2003 and February 25, 2003.

     A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, NY 12601-4879.

                        PROPOSAL - ELECTION OF DIRECTORS

     The Corporation's Restated Certificate of Incorporation and By-laws require that the Board of Directors be divided into three (3) classes as nearly equal in number as possible with staggered terms so that at each Annual Meeting of this Corporation only one (1) class of Directors will stand for election for a term of three (3) years. The number of Directors of the Corporation currently is fixed at nine (9) and this number will be reduced to seven (7) as of the Annual Meeting of Shareholders on April 23, 2002. Three (3) classes of Directors have been elected to serve three (3) year terms, and their respective classes and terms of office expire as of the Annual Meeting of the respective years shown below:

                                 CLASS I - 2004
                             Edward F. X. Gallagher

                                 CLASS II - 2002
                                Stanley J. Grubel
                              Frances D. Fergusson
                                John E. Mack III

                                CLASS III - 2003
                                   Jack Effron
                                Heinz K. Fridrich
                                  Paul J. Ganci

     One (1) Director in Class I and two (2) Directors in Class II are to be elected by a plurality of the votes cast at this Annual Meeting by the holders of shares entitled to vote.

     Effective February 1, 2002, the Board of Directors increased the number of directors by two (2) and filled these newly created position(s) by appointing Steven V. Lant and Steven M. Fetter as Directors. Messrs. Lant and Fetter are nominees for election by the Shareholders at this Annual Meeting of Shareholders. Mr. Lant, if elected, would be a Class I director, whose term would expire at the Annual Meeting of Shareholders in 2004 and Mr. Fetter, if elected, would be a Class II director, whose term would expire at the Annual Meeting of Shareholders in 2005.

     John E. Mack III, a member of the Board of Directors since 1981, and Frances D. Fergusson, a member of the Board of Directors since 1993, will not be standing for reelection in Class II.

     At this Annual Meeting, the Board of Directors proposes (and recommends a vote in favor thereof) the following nominees to be elected to the Board of Directors, their terms to expire at the Annual Meeting in the year noted below or until his successor is elected and qualified:

                                 CLASS I - 2004
                                 Steven V. Lant

                                 CLASS II - 2005
                                Stanley J. Grubel
                                Steven M. Fetter

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                              PRINCIPAL OCCUPATION OR EMPLOYMENT                                                         PERIOD OF
                              AND POSITIONS AND OFFICES WITH THE                     BUSINESS EXPERIENCE                SERVICE AS
NAME AND AGE                            CORPORATION(1)                            DURING PAST FIVE YEARS(1)           DIRECTOR BEGAN
------------                  -------------------------------------         ---------------------------------------   --------------
                                CLASS I - TERM EXPIRING IN 2004
                              -------------------------------------
Steven V. Lant.............. Chief Operating Officer and Chief             Present positions, except Chief                  2002
   45                          Financial Officer of the Corporation;         Financial Officer of the Corporation,
                               Director of the Corporation,                  Central Hudson and CH Services - June
[PHOTO OMITTED]                Central Hudson and CH Services                2001 to February 2002; Chief Financial
                               Poughkeepsie, NY                              Officer and Treasurer of the
                                                                             Corporation, Central Hudson and CH
                                                                             Services - November 1999 to June 2001;
                                                                             Chief Financial Officer, Treasurer and
                                                                             Corporate Secretary of Central Hudson
                                                                             - November 1998 to November 1999;
                                                                             Treasurer and Assistant Corporate
                                                                             Secretary of Central Hudson -
                                                                             December 1996 to November 1998

                              CLASS II - TERM EXPIRING IN 2005
                              -------------------------------------

Steven M. Fetter............ Managing Director - Global Power Group -      Present position, except Sr. Vice                2002
   50                          FitchRatings; an international rating         President and Director of Regulatory
                               agency; Former Chairman of the                and Governmental Affairs, Fitch
[PHOTO OMITTED]                Michigan Public Service Commission and        Investors Service, Inc. - December
                               Acting Associate Deputy Under                 1996 to July 1998
                               Secretary of Labor, U.S. Department of
                               Labor Fair Haven, NJ

                              PRINCIPAL OCCUPATION OR EMPLOYMENT                                                       PERIOD OF
                              AND POSITIONS AND OFFICES WITH THE                  BUSINESS EXPERIENCE                 SERVICE AS
NAME AND AGE                            CORPORATION(1)                          DURING PAST FIVE YEARS(1)           DIRECTOR BEGAN
------------                  ----------------------------------           --------------------------------         --------------
Stanley J. Grubel.............Former Vice President and General            Present Positions                              1999,
   59                            Manager, Philips Semiconductor                                                       served as a
                                 Manufacturing, Inc. and Former                                                        Director of
                                 Chairman of the Board and Chief                                                        Central
[PHOTO OMITTED]                  Executive Officer, MiCRUS, both                                                         Hudson
                                 advanced semiconductor                                                                beginning
                                 manufacturing companies; Director                                                    May 28, 1999
                                 of New York State Business Council,
                                 Mid-Hudson Pattern for Progress, Inc.,
                                 Asyst Technologies of California;
                                 Chairman of the Marist College
                                 School of Management Advisory
                                 Council
                                          White Plains, NY

----------
(1) Based on information furnished to the Corporation by the nominees as of December 31, 2001, with the exception of Messrs. Lant and Fetter, whose information is reflected as of February 1, 2002.

     ALTHOUGH THE BOARD OF DIRECTORS DOES NOT CONTEMPLATE THAT THE NOMINEES WILL BE UNABLE TO SERVE, SHOULD SUCH A SITUATION ARISE PRIOR TO THE MEETING, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING THEREUNDER.


                        BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

     During 2001 there were fourteen (14) meetings of the Board of Directors.

     All Directors attended at least 98% of the total number of Board meetings and meetings of Committees of the Board on which they served. The level of attendance at these meetings in 2001 ranged from 92.9% to 100%.

     The five (5) standing Committees of the Board of Directors are the Audit Committee, the Compensation and Succession Committee ("Compensation Committee"), the Executive Committee, the Finance Committee and the Business Development Committee. Information with respect to the Audit Committee and the Compensation Committee is set forth below.

COMPENSATION OF DIRECTORS AND OFFICERS OF THE BOARD

     Each non-employee member of the Corporation's Board of Directors ("Outside Director") (Messrs. Ganci and Lant are employee-Directors), receives an annual retainer of $17,000, $1,000 for attendance at each meeting of the Board, $850 for attendance at each meeting of any Committee of the Board of which the Director is a member if the meeting is held on the same day as a meeting of the Board and $1,000 for the committee meeting if held on a day other than that on which a Board meeting is held. Mr. Fridrich receives compensation in the amount of $5,000 for his role as Vice Chairman of the Board and $5,000 for his role as Chairman of the Audit Committee. Messrs. Effron and Grubel each receive $5,000 for their roles as Chairmen of the Compensation and Business Development Committees, respectively. Mr. Mack received $5,000 in compensation during 2001 for his role as Chairman of the Finance Committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table lists the number of shares of equity securities of the Corporation beneficially owned by all the Directors, and the nominees for election as Directors, each executive officer listed in the table under the caption "Executive Compensation" and by all Directors and executive officers of the Corporation and its subsidiaries as a group:

                                                      NO. OF         % OF THE
                                                   SHARES OF THE   CORPORATION'S
                                                   CORPORATION'S       COMMON
     NAME                                         COMMON STOCK(1)     STOCK(2)
     ----                                         ---------------   ------------
Jack Effron .....................................      4,790        Less than 1%
Frances D. Fergusson ............................      3,340        Less than 1%
Heinz K. Fridrich ...............................      3,850        Less than 1%
Steven M. Fetter ................................          0(3)     Less than 1%
Edward F. X. Gallagher ..........................      3,286        Less than 1%
Paul J. Ganci ...................................     13,056(4)     Less than 1%
John E. Mack III ................................     13,903(4)     Less than 1%
Stanley J. Grubel ...............................      1,080        Less than 1%
Steven V. Lant ..................................      1,340        Less than 1%
Carl E. Meyer ...................................      2,367        Less than 1%
Allan R. Page ...................................      3,363        Less than 1%
Arthur R. Upright ...............................      1,017        Less than 1%
All Directors and Executive Officers
  as a Group (25) Persons .......................     60,043(4)     Less than 1%

----------
(1) Based on information furnished to the Corporation by the Directors and executive officers of the Corporation and its subsidiaries as of December 31, 2001, and Mr. Fetter as of February 1, 2002.

(2) The percentage ownership calculation for each owner has been made on the basis that there are outstanding 16,362,087 shares of the Corporation's Common Stock on the record date.

(3) As required under his employer's internal policy, Mr. Fetter was prohibited from owning any shares of common stock of the companies rated by Fitch. Upon his acceptance of the directorship with this Corporation, Mr. Fetter is prohibited by his employer from engaging in any of his employer's activities, deliberations or discussions relating to this Corporation.

(4) Includes 4,355 shares owned by the respective spouses of the named individuals as follows: Mrs. Ganci - 3,388 shares and Mrs. Mack - 967 shares. The shares owned by Mrs. Ganci and Mrs. Mack are considered to be beneficially owned by Mr. Ganci and Mr. Mack only for the purpose of this Proxy Statement and they disclaim any beneficial interest in these shares for all other purposes.

STOCK PLAN FOR OUTSIDE DIRECTORS

     The Corporation's Stock Plan for Outside Directors ("Stock Plan") assures that at least a portion of compensation of the outside Directors of the Corporation be made in the form of the Corporation's Common Stock.

     The Stock Plan provides that, on a quarterly basis, each outside Director, for each full quarter of each year of service, receive 50 shares of the Corporation's Common Stock. When an outside Director ceases to be a Director for any reason, other than removal for cause, that Director will receive, quarterly, 25 shares of Common Stock for each full quarter (but not beyond 40 quarters) during which that Director served as an outside Director, including periods with Central Hudson. No distribution will be made under the Stock Plan after that Director's death.

LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

     The Corporation's Long-Term Performance-Based Incentive Plan ("Incentive Plan") was approved by shareholders at the 2000 Annual Meeting of Shareholders and became effective January 1, 2000. The purpose of the Plan is to provide to key executives long-term compensation incentives that are tied to performance and the creation of increased shareholder value and, for Non-Employee Directors, to provide additional compensation in the form of the Corporation's Common Stock.

     The Incentive Plan was amended by shareholder vote on April 24, 2001, effective January 2001, to: (i) expand the definition of Incentive Plan Participants to include Non-Employee Directors and (ii) provide that (a) Non-qualified Stock Options, with a term of ten (10) years, be granted automatically to Non-Employee Directors of the Corporation on January 1 of each year, subject to terms and conditions as the Compensation Committee shall determine; (b) 3,000 Stock Options be granted initially, effective January 1, 2001; (c) 1,000 Stock Options be granted to each Director each January 1 thereafter; (d) the Stock Options' price be the Fair Market Value of the Corporation's underlying Common Stock on the date of the grant; (e) the Stock Options be immediately exercisable; and (f) no other Awards under the Incentive Plan would be granted to Non-Employee Directors.

     On January 1, 2001, each of the Non-Employee Directors of the Board of Directors were granted 3,000 Stock Options.

     The Incentive Plan was amended, effective January 1, 2002, to provide that any future Stock Option grants to Non-Employee Directors would be made only at the discretion of the Compensation Committee.


                      REPORT OF THE COMPENSATION COMMITTEE


COMPENSATION COMMITTEE/INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Jack Effron (Chairman), Frances D. Fergusson and Stanley J. Grubel. The Compensation Committee had six
(6) meetings in 2001. The Compensation Committee considers and recommends to the Board of Directors the compensation of (i) Directors and officers of the Board of Directors, (ii) the Chairman of the Board and Chief Executive Officer (and special terms, if any, of employment), (iii) the senior executive officers of the Corporation, and (iv) reviews the compensation of the other officers of the Corporation and its subsidiary and affiliated companies. Annual salary determinations by the Board of Directors become effective as of the Annual Meeting of Shareholders of each year and continue until the following Annual Meeting. Further, the Compensation Committee reviews the candidates for appointment by the Board of Directors as officers of the Corporation and its subsidiary and affiliated companies.

     The Compensation Committee is also charged with considering and receiving recommendations of nominees by shareholders for election to the Board of Directors, reviewing and comparing the qualifications of those nominees with other potential nominees and recommending to the Board of Directors the candidates to be nominated for election to the Board of Directors. Any shareholder desiring to submit the name of a nominee should send it, together with a statement of the candidate's qualifications, to the Compensation Committee, c/o the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, NY 12601-4879.

     No Compensation Committee interlock relationships existed in 2001 for the Corporation or its subsidiary or affiliated companies.

REPORT ON EXECUTIVE COMPENSATION

     The following disclosure is made over the name of each Non-Employee Director, on the date hereof, and shall be considered a report of the Outside Directors and the Compensation Committee:

     It is the objective of the Compensation Committee to develop an executive compensation program which will attract, retain and motivate directors and executive officers to create long-term shareholder value. For executives, the design of the executive compensation program incorporates base salary, annual short-term incentives, long-term incentives and retirement benefits which, together, result in total remuneration that is close to the median for comparably-sized electric and gas utilities and energy marketing companies in the United States.

     Specific annual short-term incentives are developed which reward achievement of that year's business plan goals that are consistent with the strategy of the Corporation to create shareholder value. Long-term incentive opportunities, under the Corporation's Incentive Plan, are provided as well, including two components of:

     (1) Stock options, the value of which are directly tied to the long-term increase in the market value of the Corporation's Common Stock; and

     (2) Performance shares, the number and value of which are directly tied to the total return of the Corporation's Common Stock relative to an industry index.

     The compensation of individual executives is determined by evaluating the responsibility level of the executive's position and the contribution of each executive to achievement of the Corporation's business plan. The Compensation Committee also reviews executive succession plans in the determination of executive compensation.

     For Directors, total compensation is also tied to the median practice of comparable companies. Total compensation for a Director of the Corporation consists of retainers and Board and Committee meeting fees, payable in cash, stock grants as described herein under the caption "The Corporation's Stock Plan For Outside Directors," and, when authorized by this Committee, stock options granted under the Incentive Plan, also described herein.


SECTION 162(M) OF THE INTERNAL REVENUE CODE ("CODE")

     The Compensation Committee and the Board of Directors have considered the qualifying compensation regulations established in Section 162(m) of the Code, which provide that, unless an appropriate exemption applies, a tax deduction for the Corporation for remuneration of any officer named in the following caption - "Executive Compensation" will not be allowed to the extent this remuneration in any taxable year exceeds $1 million. No officer of the Corporation or its subsidiary or affiliated companies received remuneration during the 2001 fiscal year of $1 million; therefore, the Corporation has not as yet developed an executive compensation policy regarding this qualifying compensation regulation under the Code, except as may be provided in the Corporation's Incentive Plan.



                                           Jack Effron, Chairman
                                           Frances D. Fergusson
                                           Stanley J. Grubel

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below includes compensation information on the Chairman of the Board and Chief Executive Officer of the Corporation and each of the Corporation's four (4) most highly compensated executive officers, whose salary and any bonus in 2001 exceeded $100,000, for services rendered to the Corporation and its subsidiary or affiliated companies.


SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                               ANNUAL             ------------
                                                            COMPENSATION           SECURITIES
                                                        ---------------------      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION(S)                  YEAR    SALARY(1)       BONUS      OPTIONS(2)    COMPENSATION(3)
------------------------------                  ----    ---------       -----      ----------    ---------------
PAUL J. GANCI, Chairman of the Board            2001     $415,000     $172,500        8,900          $5,250
and Chief Executive Officer of the              2000     $393,666     $ 15,583(4)     8,900          $5,250
Corporation, of Central Hudson                  1999     $341,569     $ 20,100(4)     -----          $5,000
and of CH Services

STEVEN V. LANT, Chief Operating Officer         2001     $203,500     $ 53,650        3,600          $5,250
and Chief Financial Officer of the              2000     $165,500     $      0        3,600          $5,250
Corporation and Chief Financial Officer         1999     $143,409     $  1,350(5)     -----          $5,000
of Central Hudson and of CH Services

ALLAN R. PAGE, President                        2001     $261,250     $ 70,800        3,600          $5,250
of the Corporation and President                2000     $261,212     $      0        3,600          $5,250
and Chief Operating Officer                     1999     $229,462     $  2,205(5)     -----          $5,000
of CH Services

CARL E. MEYER, Executive Vice President         2001     $257,500     $ 73,750        3,600          $5,250
of the Corporation and President                2000     $255,000     $  8,333(4)     3,600          $5,250
and Chief Operating Officer                     1999     $242,529     $  2,471(5)     -----          $5,000
of Central Hudson

ARTHUR R. UPRIGHT, Senior Vice President        2001     $176,516     $ 50,560        2,200          $5,250
of the Corporation and of                       2000     $161,417     $      0        2,200          $5,250
Central Hudson                                  1999     $157,363     $  1,640(5)     -----          $5,000

----------

(1) This base salary amount includes amounts deferred under (i) Central Hudson's Flexible Benefits Plan, which Plan is established pursuant to
     Section 125 of the Code, which permits those electing to participate to defer salary, within specified limits, to be applied to qualified medical and/or child care benefit payments, (ii) Central Hudson's Savings Incentive Plan ("SIP"), a "defined contribution" plan which meets the requirements of the Code, including Code Section 401(k), which, among other things, permits, within limitations, participants to tax defer base salary, and, within limits, provides for Central Hudson contributions to participants, and (iii) the Corporation's Directors and Executives Deferred Compensation Plan (more fully described herein under the sub-caption "Directors and Executives Deferred Compensation Plan").

(2) Indicates number of shares of the Corporation's Common Stock underlying stock options.

(3) These are amounts contributed by Central Hudson for the benefit of the named individual under the SIP.

(4) Compensation paid for years of service prior to 2000 pursuant to the terms of Central Hudson's Executive Incentive Plan, which Plan was terminated, effective January 1, 2000.

(5) Compensation paid for years of service prior to 2000 pursuant to the terms of Central Hudson's Management Incentive Plan, which Plan is no longer applicable to executive officers of the Corporation or its subsidiaries or affiliates, effective January 1, 2000.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2001

                                              INDIVIDUAL GRANTS
                              ----------------------------------------------
                                                                                  POTENTIAL REALIZABLE
                                           PERCENTAGE                               VALUE AT ASSUMED
                                            OF TOTAL                                 ANNUAL RATES OF
                                NUMBER OF    OPTIONS                                   STOCK PRICE
                               SECURITIES  GRANTED TO EXERCISABLE                     APPRECIATION
                               UNDERLYING   EMPLOYEES  OR BASE                     FOR OPTION TERM(2)
                                 OPTIONS    IN FISCAL    PRICE    EXPIRATION     -----------------------
    NAME                      GRANTED (1)     YEAR      ($/SH)       DATE         5% ($)         10% ($)
    ----                      -----------  ---------- ----------- ----------     --------       --------
Paul J. Ganci ..............       8,900      29%       $44.06     12/31/10      $237,630       $610,629
Steven V. Lant .............       3,600      12%       $44.06     12/31/10      $ 96,120       $246,996
Allan R. Page ..............       3,600      12%       $44.06     12/31/10      $ 96,120       $246,996
Carl E. Meyer ..............       3,600      12%       $44.06     12/31/10      $ 96,120       $246,996
Arthur R. Upright ..........       2,200       7%       $44.06     12/31/10      $ 58,470       $150,942

----------
(1) Under the Corporation's Incentive Plan, Non-qualified Stock Options were granted to the named executives in this table. These Stock Options were granted for a term of ten years from the date of grant. All Stock Options were granted on January 1, 2001 and are exercisable as follows: 40% can be exercised on or after January 1, 2003 and an additional 20% can be exercised on or after each following January 1 for three (3) years. None of these Stock Options were exercisable in 2001.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission ("SEC"), and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation's Common Stock price.


                 PERFORMANCE SHARES GRANTED IN FISCAL YEAR 2001

     The following table sets forth the number of Performance Shares(1) granted to each of the named executives in 2001 under the Corporation's Incentive Plan:

                                             PERFORMANCE            ESTIMATED PAYOUT UNDER
                                              OR OTHER            NON-STOCK PRICE-BASED PLANS
                               NUMBER OF     PERIOD UNTIL     ---------------------------------
                              PERFORMANCE     MATURATION      THRESHOLD
    NAME                        SHARES         OR PAYOUT      SHARES (#)      5%           10%
    ----                      ----------- -----------------   ----------    -----         -----
Paul J. Ganci ..............    1,900     01/01/01-12/31/03       950       1,900         2,850
Steven V. Lant .............      750     01/01/01-12/31/03       375         750         1,125
Allan R. Page ..............      750     01/01/01-12/31/03       375         750         1,125
Carl E. Meyer ..............      750     01/01/01-12/31/03       375         750         1,125
Arthur R. Upright ..........      460     01/01/01-12/31/03       230         460           690

----------
(1) Payment of these Performance Shares is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 150% of Performance Shares granted, with 50% and 150% as the threshold and maximum payouts, respectively. In addition, cash dividends on the Corporation's Common Stock that is subject to Performance Shares were automatically deferred and reinvested in additional shares of Common Stock, which reinvested dividends are applied to the Performance Shares earned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons who own more than ten percent of a registered class of the Corporation's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. These Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of these forms furnished to the Corporation and written representations from the Corporation's officers and Directors, all of the Reporting Persons made all requisite filings on a timely basis in 2001 with respect to shares of the Corporation, with the exception of Mr. Gallagher in filing a Form 4 during the fourth quarter of 2001, which filing has since been made.


PENSIONS/DEFERRED COMPENSATION PLANS

DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

     The Directors and Executives Deferred Compensation Plan ("Deferred Plan") applies to Directors and officers of the Corporation and its subsidiary and affiliated companies and permits the participants to elect at any time, or from time to time, to defer all or part of compensation for services rendered to the Corporation and/or its subsidiary and affiliated companies. Under the Deferred Plan, compensation is defined to include Base Salary, certain Bonuses, payments under the Supplementary Retirement Plan described herein, Change of Control Payments and Directors' fees for services rendered as a member of the Board of Directors and any Committee of the Board, for serving as an officer of the Board of Directors, for services rendered as an officer of the Corporation or its subsidiary and affiliated companies, and for any other services rendered individually by agreement with the Corporation or its subsidiary and affiliated companies. Compensation deferred in accordance with the Deferred Plan is paid to Directors and officers (adjusted to reflect investment earnings and losses) at the time the Director or officer ceases being a member of the Board of Directors or an officer of the Corporation or its subsidiary and affiliated companies, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections.

CENTRAL HUDSON RETIREMENT INCOME PLAN

     Central Hudson's Retirement Income Plan ("Retirement Plan") is a "defined benefit" plan which meets the requirements of the Code and applies to all employees of Central Hudson and those subsidiary and affiliated companies which have adopted the Retirement Plan, including the individuals listed in the table under the above caption "Executive Compensation." In 2001, there were no contributions made to the Retirement Plan as a result of its full-funding status for federal income tax purposes. The Retirement Plan provides for retirement benefits related to the participant's annual base salary for each year of eligible employment. Retirement Plan benefits depend upon length of service, age at retirement and earnings during years of participation in the Retirement Plan and any predecessor plans. A participant's benefits under the Retirement Plan are determined as the accumulation, over that participant's career, of a percentage of each year's base salary. For periods on and after October 1, 1998, the percentage is 2% of base salary, except that for years in which the participant is over 50 years of age the percentage is increased to 2.5%. The Retirement Plan also provides a benefit for service prior to October 1, 1998 based on a percentage of a participant's average earnings at October 1, 1998 (being 50% of each of the base salaries at October 1, 1995 and 1998 and 100% of each of the base salaries at October 1, 1996 and 1997) and the number of years of service while a member of the Retirement Plan prior to October 1, 1998, all subject to certain limitations.

     A cash balance account benefit is also available upon retirement under the Retirement Plan, and provides for a credit to those participants in the Retirement Plan, on January 1, 1987, of 10% of their base salary on that date, a credit to those participants in the Retirement Plan on September 30, 1991, of 5% of their base salary on that date, a credit to those participants in the Retirement Plan on September 30, 1997, of 5% of their base salary on that date and a further credit to those participants in the Retirement Plan on September 30, 1999, of 5% of their base salary on that date with, in all four cases, annual interest earned thereon.

     While the amount of the contribution payment or accrual with respect to a specified person is not, and cannot readily be, separately or individually calculated by the actuaries for the Retirement Plan, estimated annual benefits under the Retirement Plan upon retirement at age 65 for the individuals listed in the table under the above caption "Executive Compensation," assuming continuation of current annual salary levels and giving effect to applicable benefit limitations in the Code, are as follows: Mr. Ganci - $139,170; Mr. Lant
-  $148,116;  Mr.  Page -  $137,066;  Mr.  Meyer -  $140,401  and Mr.  Upright -
$126,666.

CENTRAL HUDSON RETIREMENT BENEFIT RESTORATION PLAN

     The Central Hudson Retirement Benefit Restoration Plan ("RBRP") is an unfunded, uninsured pension benefit plan for a select group of highly compensated employees. The RBRP provides an annual retirement benefit to those participants in the Retirement Plan who hold the following offices with the Corporation, Central Hudson and CHServices: Chairman of the Board and Chief Executive Officer, President, Vice President (including all levels thereof), Secretary, Chief Financial Officer, Treasurer, Controller and Assistant
Treasurer. This benefit is equal to the difference between (i) that received under the Retirement Plan, giving effect to applicable salary and benefit limitations under the Code and (ii) that which would have been received under the Retirement Plan, without giving effect to the limitations under the Code. The individuals listed in the table under the above caption "Executive Compensation" have a current salary level which, if continued to retirement at age 65, would provide a benefit under the RBRP. The estimated annual benefits under the RBRP upon retirement at age 65 for those individuals, assuming the continuation of current annual salary levels, are as follows: Mr. Ganci -
$38,233;  Mr. Lant - $9,386;  Mr. Page - $58,524;  Mr. Meyer - $60,762;  and Mr.
Upright - $1,126.

SUPPLEMENTARY RETIREMENT PLAN

     The Corporation's Supplementary Retirement Plan ("SRP") covers a select group of highly compensated employees as an incentive for them to remain with the Corporation or its subsidiary and affiliated companies. Under the SRP, an annual benefit is payable for 10 years, commencing on retirement, to eligible participants (who retire at age 60 or older and with 10 or more years of service) of the following percentage of annual base compensation at retirement:
60 to 63 - 10%; 63 to 65 - 15%; 65 or over - 20%. The SRP provides that eligible participants who reached age 55 at December 31, 1993 are considered to have accrued benefits under the SRP as if they were age 60 and had 10 years of service with Central Hudson at December 31, 1993. No amounts were paid under the SRP for the individuals named in the table under the above caption "Executive Compensation" for the year 2001. Estimated annual benefits under the SRP upon retirement at age 65 for the named individuals, assuming continuation of current annual salary levels, are as follows: Mr. Ganci - $84,000; Mr. Lant - $42,600; Mr. Page - $53,000; Mr. Meyer - $52,000 and Mr. Upright - $36,200.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has Employment Agreements (each, the "Agreement") with each of the individuals listed in the table under the above caption "Executive Compensation" ("Officers"). Until a Change of Control occurs, each Agreement is automatically renewed for one (1) year on each July 31, unless a notice not to extend is given.

     If a Change of Control (defined in the Agreement) occurs during the term of an Agreement, then the Agreement becomes operative for a fixed three (3) year period. Upon a Change of Control, each Agreement provides generally that the Officers' terms and conditions of employment (including position, location, base salary, bonus and benefits) will not be adversely changed during the three (3) year period after a Change of Control. If the Officer's employment is terminated by the Corporation or a subsidiary for (i) reasons other than death, cause or disability (as those terms are defined in each Agreement), (ii) by the Officer for good reason (as that term is defined in each Agreement), (iii) by the Officer regardless of reason (during the 30-day period beginning on the first anniversary of the Change of Control), (iv) upon certain terminations prior to a Change of Control, or (v) in connection with or in anticipation of a Change of Control, the Officer, in addition to all amounts accrued to the date of termination, will receive a lump-sum payment equal to the sum of (a) the Officer's base salary through the date of termi-nation to the extent not previously paid, (b) a proportionate bonus based on the higher of the Officer's most recent annual bonus and the Officer's annual bonus for the last fiscal year ("Highest Annual Bonus"), (c) accrued vacation and (d) three (3) times the sum of the Officer's base salary and the Officer's Highest Annual Bonus. In addition, the Officer would be entitled to continued employee welfare benefits and to a credit for pension purposes for the three (3) years from the date of the termination.

     In the event any payments made to any of the Officers as a result of a Change of Control, whether under an Agreement or otherwise, would subject the Officer to the excise tax on certain "excess parachute payments" payable under Code Section 4999, or interest or penalties with respect to this tax, the Officer will be entitled to be made whole for the payment of any taxes, interest or penalties. Each Officer, while covered by an Agreement, is not entitled to participate in the Corporation's Change of Control Severance Policy. In the event of a Change of Control, the Agreements will supersede any individual employment and/or severance agreements entered into by the Corporation with the Officers, except in certain instances.


                          REPORT OF THE AUDIT COMMITTEE

     The members of this Committee are Heinz K. Fridrich  (Chairman),  Edward F.
X. Gallagher and Frances D. Fergusson. The Committee had three (3) meetings during 2001. The Committee (i) examines the adequacy of the Corporation's and its subsidiary and affiliated companies' internal audit activities, (ii) reviews the scope of the audit by the Corporation's independent accountants, PricewaterhouseCoopers LLP, and related matters pertaining to the examination of the financial statements, (iii) reviews the nature and extent of any non-audit services provided by the Corporation's independent accountants, (iv) consults at least three (3) times a year with them regarding financial issues, (v) makes recommendations to the Board of Directors on the foregoing matters as well as the appointment of the Corporation's independent accountants, (vi) meets regularly with the Corporation's Internal Auditing Manager and Controller, and
(vii) reviews quarterly and annual financial statements filed with the SEC.

     The Audit Committee has certified that all Directors serving on the Committee during 2001 are OindependentO for purposes of the New York Stock Exchange listing standards and that none of the Committee members have a relationship with Corporation or its subsidiary and affiliated companies which would interfere with the Committee's independence from the Management of the Corporation and its subsidiary and affiliated companies.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committee) and has affirmed the independence of PricewaterhouseCoopers LLP from the Management of the Corporation and its subsidiary and affiliated companies. The Committee has also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In April 2000, the appointment of the firm of PricewaterhouseCoopers LLP to
examine  the  Corporation's   financial  statements  for  the  five-year  period
beginning in 2000 was ratified by the shareholders of the Corporation.

     Representatives of PricewaterhouseCoopers LLP will be present at the meeting. They will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions from shareholders. Information on fees billed by PricewaterhouseCoopers during 2001 is provided below:

                                                                          2001
                                                                        --------
Audit Fees ..........................................................   $270,000
Financial Information Systems Design and Implementation Fees ........          0
All other fees ......................................................     50,638
                                                                        --------
TOTAL AUDIT FEES FOR THE CORPORATION AND ITS SUBSIDIARY AND
  AFFILIATED COMPANIES ..............................................   $320,638
                                                                        ========

                                          Heinz K. Fridrich, Chairman
                                          Frances D. Fergusson
                                          Edward F. X. Gallagher

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be brought before the meeting other than those referred to in the notice hereof. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

                                             By Order of the Board of Directors,



                                             Gladys L. Cooper
                                             CORPORATE SECRETARY

March 1, 2002

                         ROUTE TO CH ENERGY GROUP, INC.

[MAP OMITTED]


FROM NEW YORK CITY AREA:

o  Taconic State parkway North to Interstate 84 (I-84)

o  I-84 West to Exit 13 (Route 9)

o  Turn right off ramp onto Route 9 North

o  Route 9 approximately 12 miles to the Academy Street / South Avenue Exit

o  Bear left at end of ramp and go under overpass

o  Turn right into CH Energy Group, Inc. entrance


FROM CONNECTICUT:

o  I-84 West to Exit 13 (Route 9)

o  Continue as above


FROM PENNSYLVANIA:

o I-84 East to Exit 13 (Route 9)

o Turn left off ramp onto Route 9 North

o Continue as above


FROM NEW JERSEY AND UPSTATE NEW YORK:

o  New York State Thruway (I-87) to Exit 18 (New Paltz)

o  Turn right onto Route 299

o  Route 299 approximately 5 miles, turn right onto Route 9W South

o  Route 9W approximately 2 miles, bear right for FDR/Mid-Hudson Bridge

o  After crossing bridge take first right (Route 9 South)

o  Bear right off exit ramp into CH Energy Group, Inc. entrance

------------------------------------------------------------------------

------------------------------------------------------------------------



                             CH ENERGY GROUP, INC.

                          PROXY OF COMMON SHAREHOLDERS
P                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R         The undersigned hereby appoints PAUL J. GANCI, JACK EFFRON, HEINZ K.
          FRIDRICH and STANLEY J. GRUBEL or any one or more of them, proxy, with
O full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned by the undersigned at the
X Annual Meeting of Shareholders of CH Energy Group, Inc. to be held at the office of the Corporation, 284 South Avenue, in the City of
Y Poughkeepsie, Dutchess County, New York, on April 23, 2002, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposal described in the Proxy Statement, dated March 1, 2002, a copy of which has been received by the undersigned:

1.   Election of Directors, Nominees:      Change of Address / Comments (If Any)

     CLASS I: 2004                        --------------------------------------
     01. STEVEN V. LANT
                                          --------------------------------------
     CLASS II: 2005
     02. STANLEY J. GRUBEL                --------------------------------------
     03. STEVEN M. FETTER                 (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                            ^ Fold and Detach Here ^


                                ADMISSION TICKET

                         Present to the CH Energy Group
               Representative at the entrance to the auditorium.

                         ANNUAL MEETING OF SHAREHOLDERS
                           April 23, 2002, 10:30 a.m.
                         Office of the Holding Company
                       284 South Avenue, Poughkeepsie, NY


--------------------------------------------------------------------------------
                                     AGENDA

                             Election of Directors
--------------------------------------------------------------------------------


        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING,
                WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON.
                    TO MAKE SURE YOUR SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

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                    IF YOU PLAN TO ATTEND THE ANNUAL MEETING,
     PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THIS PROXY CARD.
               PRESENT THIS ADMISSION TICKET TO THE REPRESENTATIVE
                   AT THE ENTRANCE TO THE ANNUAL MEETING ROOM.
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


[X] PLEASE MARK YOUR                                                        1535
    VOTES AS IN THIS
    EXAMPLE.


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THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.                                     SPECIAL ACTION
------------------------------------------------------------------------------------------------------------------------------------
                              FOR  WITHHELD

1.   Election of              [_]    [_]   CLASS I: 2004               If you plan to attend the Annual Meeting,        [_]
     Class I and Class II                  01. Steven V. Lant          place an X in this box.
     Directors
     (see reverse)                         CLASS II: 2005
                                           02. Stanley J. Grubel       If you wish us to discontinue Annual Report      [_]
FOR, except vote withheld from the         03. Steven M. Fetter        mailing for this account, place an X in
following nominee(s):                                                  this box.

-------------------------------------------------
                                                                       If you indicated a change of address or          [_]
                                                                       comments on reverse side, place an X in
                                                                       this box.








SIGNATURE(S)                                           DATE
            ------------------------------------------     --------------------

NOTE: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in the account. To vote, please follow the steps below:

     o  HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

     o BE READY TO ENTER THE PIN NUMBER INDICATED ABOVE JUST BELOW THE PERFORATION.

To vote using the telephone:

     o USING A TOUCH-TONE TELEPHONE, DIAL 1-877-PRX-VOTE (1-877-779-8683) 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 12:01 AM ON 04/16/02.

To vote using the Internet:

     o  LOG ONTO THE INTERNET AND GO TO THE WEBSITE
        HTTP://WWW.EPROXY VOTE.COM/CHG 24 HOURS A DAY, 7 DAYS A
        WEEK UNTIL 12:01 AM ON 04/16/02.

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                          [CH ENERGY GROUP, INC. LOGO]